Exhibit 10.10

                                                                  Execution Copy

                          AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        AGREEMENT made as of the 18th day of June, 1997, as further amended and restated as of the 18th day of May, 1999, by and between IPSWICH SAVINGS BANK, a Massachusetts-chartered savings bank, with its main office in Ipswich, Massachusetts (the "Bank") and David L. Grey of Wenham, Massachusetts (the "Executive").

                                   WITNESSETH

        WHEREAS, the parties hereto desire to continue to provide for the Executive's continued employment by the Bank by amending and restating that certain Amended and Restated Employment Agreement entered into as of June 18, 1997 and further amended and restated as of June 17, 1998;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, the Bank and the Executive agree as follows:

        1 . Employment. The Bank agrees to employ the Executive for the purpose of serving as its President and Chief Executive Officer, on the terms and conditions hereinafter set forth.

        2 . Capacity. The Executive shall serve the Bank as President and Chief Executive Officer, subject to his election by the Bank's Board of Directors. In addition, upon completion of the presently-pending "Holding Company Reorganization" (as such term is defined in Section ) the Executive shall serve as President and Chief Executive Officer of Ipswich Bancshares, Inc. (the "Company"), subject to his election by the Company's Board of Directors. Unless otherwise determined by the Board of Directors of the Company, the Executive shall not be entitled to compensation in addition to the compensation set forth in Section 4 of this Agreement as a result of his serving as an officer of the Company.

        3 . Effective Date and Term. The commencement date (the "Commencement Date") of this Agreement shall be June 18, 1997. The initial term of the Executive's employment hereunder shall be for three years from the Commencement Date. The parties intend that, at any point in time during the Executive's employment hereunder, the then-remaining term of his employment under this Agreement shall be three years. Accordingly, the term of employment shall be automatically extended by one day for each day that the Executive remains employed by the Bank. The last day of such term as so extended from time to time is herein sometimes referred to as the "Expiration Date"; provided that for purposes of Section 11, the "Expiration Date" shall be (i) the third anniversary of the date on which the Board designates another executive to act in the Executive's place under Section 11, or (ii) the Long Term Disability Date (as defined in Section 11), whichever is earlier.

        4 . Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

            (a) Salary. For all services rendered by the Executive under this Agreement, the Bank shall pay the Executive a base salary at the rate of $145,000 per year, subject to increase from time to time in accordance with the usual practice of the Bank with respect to review of compensation of its senior executives. In addition, if the Board increases the Executive's annual base salary at any time before the Expiration Date, such increased annual base salary shall become a floor below which such annual base salary shall not fall at any future time during the term of the Executive's employment without his written consent. The Executive's salary shall be payable in periodic installments in accordance with the Bank's usual practice for its senior executives.

            (b) Regular Benefits. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, disability income plans, retirement plans, bonus incentive plans, and other benefit plans from time to time in effect for senior executives of the Bank. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Bank and (iii) the discretion of the Board of Directors of the Bank or any administrative or other committee provided for in or contemplated by such plan. Nothing paid to the Executive under any plan, policy or arrangement currently in effect or made available in the future shall be deemed to be in lieu of other compensation to the Executive as described in this Agreement.

            (c) Business Expenses. The Bank shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Bank.

            (d) Vacation.  The Executive shall be entitled to not less than four
(4) weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Bank, which approval shall not be reasonably withheld.

            (e) Other Benefits.

                (1) Automobile Allowance. The Bank shall pay Executive not less than $6,932 per year as an automobile allowance.

                (2) SBLI Insurance. The Bank shall continue to pay an annual premium of $1,680 for a Savings Bank Life Insurance policy on the life of the Executive of which the Executive is the owner and beneficiary.

                (3) Supplemental Disability Policy. The Bank shall continue to pay the annual premium for a supplemental disability insurance policy ("Supplemental Policy") which provides, in the event of the Executive's disability (as defined in the Supplemental Policy), for annual supplemental disability payments in addition to payments made under the Bank's group long term disability insurance plan. The Supplemental Policy currently provides for an annual supplemental benefit of $78,600, and will be amended from time to time so that it continues to provide for a supplemental disability payment sufficient to maintain the Executive's aggregate annual long term disability benefit (including amounts payable under the Bank's group long term disability plan) at 70% of his Cash Compensation as of the date benefits are first payable under the Supplemental Policy. The term "Cash Compensation" shall mean the Executive's annual base salary as of the date of determination plus the annual cash bonus paid to the Executive during the year preceding the date of determination.

            (f) No Impact on Other Agreements. Nothing in this Agreement shall have any affect on the Executive's rights under (i) that certain Split Dollar Agreement dated February 21, 1996 between the Bank and the Executive (as the same may be amended from time to time) or (ii) options granted to the Executive pursuant to the stock option plans of the Bank or the Company.

        5 . Extent of Service. During his employment hereunder, the Executive shall, subject to the direction and supervision of the Board of Directors of the Bank, devote his full time, best efforts and business judgment, skill and knowledge to the advancement of the Bank's interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that nothing herein shall be construed as preventing the Executive from:

            (a) investing his assets in a manner not prohibited by Section 12 hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or the other entities in which such investments are made;

            (b) serving on the board of directors of any company, subject to the prohibitions set forth in Section 12 and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

            (c)  engaging  in  religious,   charitable  or  other  community  or
non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

        6 . Termination Upon Death. In the event of the Executive's death during the Executive's employment hereunder, the Bank shall pay to the Executive's beneficiary designated in writing to the Bank prior to his death (or to his estate, if he fails to make such designation), (i) any base salary or other compensation earned (together with a pro rata portion of the bonus payable with respect to the year in which death occurred) but not paid to Executive prior to the date of death, plus (ii) the base salary that Executive would have earned for a period of six (6) months following his death, plus (iii) a pro rata portion of any bonuses or other incentive compensation that Executive would have earned if he had been employed for the full fiscal year in which he died, payable at the time of payment of similar bonuses made to other Executives of the Bank, plus (iv) any death benefits that Executive is entitled to under the Bank's policies in effect on Executive's date of death.

        7 . Termination by the Bank for Cause.

            (a) Termination of Employment. The Executive's employment hereunder may be terminated by the Bank for Cause without further liability on the part of the Bank, effective immediately, by a vote of a majority of all of the members of the Executive Committee and a majority of all of the members of the Board of Directors of the Bank. The Bank shall provide the Executive with written notice setting forth in reasonable detail the nature of such Cause.

            (b) Cause. For purposes of this Agreement a termination shall be a termination for "Cause" only if the termination is for fraud, misappropriation or embezzlement in the Executive's performance of his duties as an employee of the Bank or any subsidiary or affiliate thereof, or conviction of the Executive of a crime involving moral turpitude.

        8.  Termination by the Executive.

            (a) Termination by the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason at any time by delivery of written notice to the Bank within the one year period commencing upon the occurrence of the Good Reason. Unless otherwise agreed to by the Bank, such termination shall not be effective until thirty (30) days after such written notice is delivered.

            (b) Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean:

                (1) the failure of the Board of Directors of the Company to elect the Executive to the office of President and Chief Executive Officer of the Company, or to continue the Executive in such office, or the failure of the Board of Directors of the Bank to elect the Executive to the office of President and Chief Executive Officer of the Bank, or to continue the Executive in such office;

                (2) the  failure  by the Bank to comply  with the  provisions of
        Section 4(a);

                (3) a significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties; or

                (4) a material breach by the Bank of any of the provisions of this Agreement which failure or breach shall have continued for thirty
        (30) days after written notice from the Executive to the Bank specifying the nature of such failure or breach.

In addition,"Good Reason" shall include the following events but only if they shall occur within two years following a Change in Control:

                (5) the failure by the Bank to continue to provide the Executive with benefits substantially similar to those available to the Executive under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive was participating at the time of the Change in Control, or the taking of any action by the Bank which would directly or indirectly materially reduce any of such benefits, or the failure by the Bank to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Bank in accordance with the Bank's normal vacation policy in effect at the time of the Change in Control;

                (6) A  reasonable  determination  by the  Executive  that,  as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control;

                (7) A reasonable determination by the Executive that, as a result of a Change in Control, his working conditions have significantly worsened; or

                (8) the failure of the Bank or the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

          (c) Change in Control.   Except to the extent  otherwise   provided in
Section , for the purposes of this Agreement "Change in Control" shall mean the occurrence of any one or more of the following four events:

                (1) If there has occurred a change in control which the Bank or Company would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;

                (2) When any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank, as the case may be;

                (3) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 8(c)(2), 8(c)(4), or 8 (c) 5 of this Agreement) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company;

                (4) The stockholders of the Company approve a merger, share exchange or consolidation ("merger or consolidation") of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

                (5) The stockholders of the Company or the Bank approve a plan of complete liquidation of the Company or the Bank or an agreement for the sale or other disposition by the Company or the Bank of all or substantially all of the Company's or the Bank's assets.

            (d) Voluntary Termination. The Executive may, upon thirty (30) days prior written notice to the Bank, effect a Voluntary Termination of his employment hereunder. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than (a) a termination due to death or disability, or (b) a termination for Good Reason.

        9 . Termination by the Bank Without Cause. The Executive's employment with the Bank may be terminated without cause only by a two-thirds vote of all of the members of the Board of Directors of the Bank on written notice to the Executive.

        10 . Certain Termination Benefits. In the event of termination by the Executive for Good Reason pursuant to Section (a) or termination by the Bank without cause pursuant to Section 8(a), the Executive shall be entitled to the following benefits:

            (a) Severance Payments. The Executive shall be entitled to a lump sum payment, payable within 30 days of the last day of his employment, equal to the sum of the following:

                (1) Payment for Services Already Rendered. An amount equal to the sum of (a) the Executive's base salary for the period through the date of termination, plus (b) the Executive's pro rata share (based on the number of whole or partial months during which the Executive was employed in the year of termination divided by 12) of the highest annual bonus paid during the three fiscal years preceding the termination of employment, plus (c) all accrued vacation; plus

                (2) Severance Pay. A severance benefit equal to three times the sum of (a) the Executive's then current annual base salary; (b) the highest annual bonus paid to the Executive during the three fiscal years preceding the termination of employment; and (c) the highest annual payments that the Bank made to the Executive or on his behalf during the three fiscal years preceding the termination of employment under Section 4(e)(1), 4(e)(2) and 4(e)(3) hereof.

            (b) Benefit Continuation. For the period subsequent to the date of termination until the Expiration Date, the Executive shall continue to receive all benefits described in Section 4(b) above existing on the date of termination. For purposes of application of such benefits the Executive shall be treated as if he had remained in the employ of the Bank, with a total annual salary at the rate in effect on the date of termination, and service credits will continue to accrue during such period as if the Executive had remained in the employ of the Bank.

        If, in spite of the provisions of this Section 10(b), benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Bank, the Bank itself shall pay for, or provide for payment of, such benefits and service credits for such beneficiaries to the Executive, or to the Executive's dependents, beneficiaries or estate.

            (c) No Duty to Mitigate. In the event of termination of the Executive's employment, the Executive shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amounts due the Executive under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain.

            (d) No Benefits Upon Voluntary Termination or Termination for Cause. In the event of Voluntary Termination pursuant to Section 8(d) or termination of the Executive's employment for Cause pursuant to Section 7, all obligations of the Bank under this Agreement shall terminate as of the date of termination, but vested rights of the parties hereunder shall not be affected.

        11 . Disability. If, due to physical or mental illness, the Executive shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Bank, acting through its Board of Directors, may designate another executive to act in his place during the period of his disability, but such action by the Bank shall constitute Good Reason if it occurs after a Change in Control. Notwithstanding any such designation, the Executive shall continue to receive his full salary and benefits under Section 4 of this Agreement until the earlier of (X) the Expiration Date, or (Y) the date on which he becomes eligible for disability income under the Bank's long term disability income plan ("Long Term Disability Date"). While receiving disability payments under such plan the Executive shall, until the Expiration Date, receive a salary from the Bank which will equal seventy (70%) percent of the Executive's Cash Compensation (as defined in Section 4(e)(3)) as of the Long Term Disability Date, when combined with the Executive's disability income payments under the Bank's group plan and under the supplemental disability insurance policy maintained by the Bank for the Executive. The Executive shall also continue to participate in the Bank's benefit plans and to receive other benefits as specified in Section 4 until the Expiration Date. Nothing contained in this Section shall preclude the Bank from terminating the Executive's employment without cause pursuant to Section 9, subject to its payment of benefits as provided in Section 10.

        12 . Noncompetition. During the Executive's employment by the Bank hereunder and during a period of one year following the date of termination of his employment with the Bank for any reason, the Executive will not, directly or indirectly whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as hereafter defined), compete in the Bank's market area (defined as Essex County, Massachusetts) with the banking or any other business conducted by the Bank or any Subsidiary during the period of his employment hereunder, nor will he attempt to hire any employee of the Bank, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Bank or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Bank. For purposes of this Section 12, the Executive shall not be deemed to be competing with the Bank if he is employed outside of the Bank's market area for a bank or corporation which has its headquarters outside of the Bank's market area, even if such bank or corporation has a branch or office in the Bank's market area. Notwithstanding the foregoing, this Section 12 will have no further force and effect if, within two years following the occurrence of a Change in Control (as defined in Section (c), the Executive terminates his employment for Good Reason pursuant to Section 8(a) or the Bank terminates the Executive's employment without cause pursuant to Section .

        13 . Confidential Information. The Executive will not disclose to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Bank obtained by him incident to his employment with the Bank. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of business or facilities) which have been discussed or considered by the management of the Bank but does not include any information which has become part of the public domain by means other than the Executive's nonobservance of his obligations hereunder.

        14 .  Post-Termination Obligations.

            (a) Upon termination of the Executive's employment for any reason, the Executive shall act at all times in an ethical manner with regard to, and shall take no action which directly or indirectly has or could reasonably be expected to have the effect of terminating or otherwise adversely affecting the relationship of the Bank with any employees of, or others with business or advantageous relationships with, the Bank or any of its affiliates.

            (b) During the term of the Executive's employment hereunder and for one (1) full year after the termination thereof for any reason, or subject to ordinary court process, the Executive shall, upon reasonable notice, use his reasonable best efforts to cooperate with the Bank by providing such information and assistance to the Bank as may reasonably be required by the Bank at the Bank's expense in connection with any litigation not commenced by or involving the Executive in which the Bank is, or may become, a party.

        15 . Relief; Interpretation. The Executive agrees that the Bank shall be entitled to injunctive relief for any breach by him of the covenants contained in Sections 12, 13 and 14. In the event that any provision of the foregoing Sections shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. For purposes of Sections 12, 13 and 14, the term "Bank" shall mean the Bank and its subsidiaries and affiliates.

        16 . Withholding. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable law.

        17 . Indemnification. The Bank shall indemnify and hold harmless the Executive (and his heirs, executors and administrators) to the fullest extent permitted by applicable law, regulations, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive as a consequence of the Executive being or having been made a party to, or being or having been involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was a director or officer of the Bank or is or was serving at the request of the Bank as a trustee, director or officer or of another corporation (including, but not limited to, a subsidiary or an Affiliate of the Bank), and such indemnification shall continue after the Executive shall cease to be an officer, director or trustee.

The right to indemnification conferred hereby shall be a contract right and shall also include, to the extent permitted by applicable law or regulation, the right to be paid by the Bank the expenses incurred in defending any such proceeding in advance of the final disposition upon receipt by the Bank of an undertaking by or on behalf of the Executive to repay such amounts or a portion thereof, if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Bank pursuant hereto or as otherwise authorized by law but such repayment by the Executive shall only be in an amount ultimately determined to exceed the amount to which the Executive was entitled to be indemnified.

        18 . Certain Additional Payments by the Bank.

            (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Bank to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 18) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect to hereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (b) Subject to the provisions of Section 18(c), all determinations required to be made under this Section 18, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such "big five" certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Bank and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Bank. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Bank. Any Gross-Up Payment, as determined pursuant to this Section 18, shall be paid by the Bank to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Bank and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Bank should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Bank exhausts its remedies pursuant to Section 18(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Bank to or for the benefit of the Executive.

            (c) The Executive shall notify the Bank in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Bank of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Bank of the nature of such claim and the date on which such claim is requested to be paid.

The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Bank (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Bank notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                (1) give the Bank any information reasonably requested by the Bank relating to such claim,

                (2) take such action in connection with contesting such claim as the Bank shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Bank,

                (3) cooperate with the Bank in good faith in order effectively to contest such claim, and

                (4) permit the Bank to participate in any proceedings relating to such claim; provided, however, that the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
        Section 18(c), the Bank shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Bank shall determine; provided, however, that if the Bank directs the Executive to pay such claim and sue for a refund, the Bank shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Bank's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Bank pursuant to Section 18(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Bank's complying with the requirements of Section ) promptly pay to the Bank the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

If, after the receipt by the Executive of an amount advanced by the Bank pursuant to Section 18(c, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Bank does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        19 . Arbitration of Disputes. Except as otherwise provided in Section , any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Bank, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 19. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Bank shall pay (or the Executive shall be entitled to recover from the Bank, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

        20 . Assignment; Successors and Assigns, etc. Neither the Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer or assignment shall be null and of no effect; provided, however, that the Bank may assign its rights under this Agreement without the consent of the Executive in the event the Bank shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Bank and the Executive, its successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Bank of all payments due him under this Agreement, the Bank shall continue such payments to the Executive's beneficiary designated in writing to the Bank prior to his death (or to his estate, if he fails to make such designation).

        21 . Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        22 . Prior Agreements. This Agreement supersedes the Employment Agreement made as of November 13, 1989, as subsequently amended, by and between the Executive and the Bank. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

        23 . Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Bank or, in the case of the Bank, at its main office, attention of the Board of Directors.

        24 . Amendment and Waiver. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of the Bank. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        25 . Governing Law. This Agreement shall be construed under and be governed in all respects by the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

        26 . Definition of "Person". For purposes of this Agreement, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

        27 . Establishment of a Holding Company. The stockholders of the Bank have approved the formation of Ipswich Bancshares, Inc., a holding company (the "Holding Company") for the Bank ("Holding Company Reorganization"). Once the Holding Company Reorganization is completed, the Company will be the sole stockholder of the Bank. Notwithstanding any other provision of this Agreement, the Holding Company Reorganization shall not constitute a Change in Control (as defined in Section ).

        IN WITNESS WHEREOF, this Agreement and the amendment and restatement hereof have been executed as a sealed instrument by the Bank, by its duly authorized officer, and by the Executive, as of the dates first above written.

ATTEST:                               IPSWICH SAVINGS BANK

                                         By:
-------------------------------            -------------------------------------

                                         Title:
                                               ---------------------------------
[Seal]

WITNESS                                  EXECUTIVE

                                         /s/ David L. Grey
-------------------------------          ---------------------------------------
                                         David L. Grey